news
RELEASE                     [EMBRAER GRAPHIC OMITTED]


EMBRAER REPORTS SECOND QUARTER 2005 DELIVERIES AND TOTAL COMPANY BACKLOG

Sao Jose dos Campos, July 14, 2005 - Embraer (Bovespa: EMBR3 and EMBR4; NYSE:
ERJ) today announced its second-quarter 2005 deliveries and Company backlog for the Airline, Business and Defense markets.

Deliveries by segment were as follows:

     ---------------------------------------------------------------------------
                                              2nd Quarter            YTD
        Deliveries by Segment                     2005              2005
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

        Airline Market
     ---------------------------------------------------------------------------
            ERJ 135                                -                  2
     ---------------------------------------------------------------------------
            ERJ 145                                15                31
     ---------------------------------------------------------------------------
            EMBRAER 170                            10                20
     ---------------------------------------------------------------------------
        Total Airline Market                       25                53
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
        Business Jet Market
     ---------------------------------------------------------------------------
          Legacy                                    3                 5
     ---------------------------------------------------------------------------
        Total Business Jet Market                   3                 5
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
        Defense Market (*)
     ---------------------------------------------------------------------------
        EMB 145                                     1                 1
     ---------------------------------------------------------------------------
        Legacy                                      1                 1
     ---------------------------------------------------------------------------
        Total Defense Market                        2                 2
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
        Total                                      30                60
     ---------------------------------------------------------------------------
(*)Includes only deliveries for government authority transportation.


Out of the total 145 aircraft expected to be delivered in 2005, Embraer delivered 60 aircraft in the first half of 2005.

During the second quarter, a total of 58 new firm orders for the EMBRAER 170/190 family were placed by TAME Linea Aerea del Ecuador, Saudi Arabian Airlines, LOT Polish Airlines, Copa Airlines, Flybe, and GECAS. This brings the total number of firm orders for the first six months of the year to six ERJ 145's and 72 EMBRAER 170/190 family jets.

Embraer maintains its forecast for deliveries of 145 Airline, Business and Defense aircraft (including only executive transport aircraft) in each of the years of 2005 and 2006.

As of June 30, 2005, Embraer's firm order backlog, including the Airline, Business and Defense markets totaled US$10.9 billion, a one billion dollar increase over the previous quarter.

Embraer's Commercial Aviation order book by product in June 2005 was as follows:

--------------------------------------------------------------------------------------------------------

              Airline Market                   Firm       Options    Deliveries    Firm Order Backlog
                                              Orders
--------------------------------------------------------------------------------------------------------
ERJ 145 Family
--------------------------------------------------------------------------------------------------------
    ERJ 135                                    123           2           108               15
--------------------------------------------------------------------------------------------------------
    ERJ 140                                     94          20           74                20
--------------------------------------------------------------------------------------------------------
    ERJ 145                                    681          206          649               32
--------------------------------------------------------------------------------------------------------
Total ERJ 145 Family                           898          228          831               67
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
EMBRAER 170/190 Family
--------------------------------------------------------------------------------------------------------
    EMBRAER 170                                187          131          66               121
--------------------------------------------------------------------------------------------------------
    EMBRAER 175                                 19           -            -                19
--------------------------------------------------------------------------------------------------------
    EMBRAER 190                                177          211           -               177
--------------------------------------------------------------------------------------------------------
    EMBRAER 195                                 29          31            -                29
--------------------------------------------------------------------------------------------------------
Total EMBRAER 170/190                          412          373          66               346
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Total                                          1310         601          897              413
--------------------------------------------------------------------------------------------------------


Embraer Image Gallery
---------------------

Visit the new Embraer Image Gallery at http://www.embraer.com

Note to Editors
---------------

Embraer (Empresa Brasileira de Aeronautica S.A. - NYSE: ERJ; Bovespa: EMBR3 and EMBR4) is the world's leading manufacturer of Commercial jets up to 110 seats with 35 years of experience in designing, developing, manufacturing, selling and providing after sales support to aircraft for the global Airline, Defense and Business jet markets. With headquarters in Sao Jose dos Campos, state of Sao Paulo, the Company has offices and customer service bases in the United States, France, Portugal, China and Singapore. Embraer is among Brazil's leading exporting companies. As of June 30, 2005, Embraer had a total workforce of 16,878 people, and its firm order backlog totaled US$ 10.9 billion.


IR Contacts
Anna Cecilia Bettencourt
Carlos Eduardo Camargo
Andrea Bottcher
Paulo Ferreira
Phone: +55 12 3927 1216
Fax: +55 12 3922 6070
e-mail: investor.relations@embraer.com.br
        ---------------------------------

--------------------------------------------------------------------------------

This document may contain projections, statements and estimates regarding circumstances or events yet to take place. Those projections and estimates are based largely on current expectations, forecasts on future events and financial tendencies that affect the Company's businesses. Those estimates are subject to risks, uncertainties and suppositions that include, among others: general economic, politic and trade conditions in Brazil and in those markets where the Company does business; expectations on industry trends; the Company's investment plans and its capacity to develop and deliver products on the dates previously agreed upon, and existing and future governmental regulations. The words "believe", "may", "is able", "will be able", "intend", "continue", "anticipate", "expect" and other similar terms are supposed to identify potentialities. The Company does not feel compelled to publish updates nor to revise any estimates due to new information, future events or any other facts. In view of the inherent risks and uncertainties, such estimates, events and circumstances may not take place. The actual results can therefore differ substantially from those previously published as Company expectations.

--------------------------------------------------------------------------------

Attachment:


                               FIRM ORDER BACKLOG
                           COMMERCIAL AVIATION MARKET
                                  June 30, 2005


-------------------------------------------------------------------------------------------------------------------
                     Customer                          Firm Orders          Deliveries           Firm Backlog
-------------------------------------------------------------------------------------------------------------------
ERJ 135                                                            123                   108                    15
-------------------------------------------------------------------------------------------------------------------
American Eagle (USA)                                                40                    40                     -
British Midland (UK)                                                 3                     3                     -
City Airline AB (Sweden)                                             2                     2                     -
ExpressJet (USA)                                                    30                    30                     -
Flandre Air (France)                                                 3                     3                     -
Jet Magic (Ireland)                                                  1                     1                     -
Luxair (Luxembourg)                                                  2                     2                     -
Pan Europeenne (France)                                              1                     1                     -
Proteus (France)                                                     3                     3                     -
Regional Airlines (France)                                           3                     3                     -
Republic Airways (USA)                                              15                    15                     -
South Africa Airlink (South Africa)                                 20                     5                    15
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                     Customer                          Firm Orders          Deliveries           Firm Backlog
-------------------------------------------------------------------------------------------------------------------
ERJ 140                                                             94                    74                    20
-------------------------------------------------------------------------------------------------------------------
American Eagle (USA)                                                59                    59                     -
Midwest (USA)                                                       20                     -                    20
Republic Airways (USA)                                              15                    15                     -
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                     Customer                          Firm Orders          Deliveries           Firm Backlog
-------------------------------------------------------------------------------------------------------------------
ERJ 145                                                            681                   649                    32
-------------------------------------------------------------------------------------------------------------------
     Aerolitoral (Mexico)                                            5                     5                     -
     Air Caraibes (Guadalupe)                                        2                     2                     -
     Alitalia (Italy)                                               14                    14                     -
     American Eagle (USA)                                          118                   116                     2
     Axon (Greece)                                                   3                     3                     -
     British Midland (UK)                                            9                     9                     -
     British Regional Airlines (UK)                                 23                    23                     -
     Brymon (UK)                                                     7                     7                     -
     China Southern (China)                                          6                     6                     -
     China Eastern Jiangsu (China)                                   5                     -                     5
     Cirrus (Germany)                                                1                     1                     -
     ExpressJet (USA)                                              245                   227                    18
     ERA (Spain)                                                     2                     2                     -
     Flandre Air (France)                                            7                     5                     2
     GECAS (PB Air - Thailand)                                       2                     2                     -
     KLM EXEL (Holand)                                               2                     2                     -
     LOT Polish Airlines (Poland)                                   14                    14                     -
     Luxair (Luxembourg)                                             9                     9                     -
     Mesa (USA)                                                     36                    36                     -
     Portugalia (Portugal)                                           8                     8                     -
     Proteus (France)                                               11                     8                     3
     Regional (France)                                              17                    15                     2
     Republic Airways (USA)                                         60                    60                     -
     Rheintalflug (Austria)                                          3                     3                     -
     Rio Sul (Brazil)                                               16                    16                     -
     Sichuan (China)                                                 5                     5                     -
     Skyways (Sweden)                                                4                     4                     -
     Swiss (Switzerland)                                            25                    25                     -
     Transtates (USA)                                               22                    22                     -
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                     Customer                          Firm Orders          Deliveries           Firm Backlog
-------------------------------------------------------------------------------------------------------------------
EMBRAER 170                                                        187                    66                   121
-------------------------------------------------------------------------------------------------------------------
     Alitalia (Italy)                                                6                     6                     -
     Saudi Aarabian Airlines (Saudi Arabia)                         15                     -                    15
     Cirrus (Germany)                                                1                     1                     -
     Finnair (Finland)                                              12                     -                    12
     Gecas (USA)                                                     8                     4                     4
     LOT Polish Airlines (Poland)                                    6                     6                     -
     Republic Airlines (USA)                                        39                    24                    15
     Swiss (Switzerland)                                            15                     -                    15
     US Airways (USA)                                               85                    25                    60
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                     Customer                          Firm Orders          Deliveries           Firm Backlog
-------------------------------------------------------------------------------------------------------------------
EMBRAER 175                                                         19                     -                    19
-------------------------------------------------------------------------------------------------------------------
     Air Canada (Canada)                                            15                     -                    15
     LOT Polish Airlines (Poland)                                    4                     -                     4
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                     Customer                          Firm Orders          Deliveries           Firm Backlog
-------------------------------------------------------------------------------------------------------------------
EMBRAER 190                                                        177                     -                   177
-------------------------------------------------------------------------------------------------------------------
     Air Canada (Canada)                                            45                     -                    45
     Copa (Panama)                                                  12                     -                    12
     Gecas (USA)                                                    20                     -                    20
     JetBlue (USA)                                                 100                     -                   100
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                     Customer                          Firm Orders          Deliveries           Firm Backlog
-------------------------------------------------------------------------------------------------------------------
EMBRAER 195                                                         29                     -                    29
-------------------------------------------------------------------------------------------------------------------
     Flybe (UK)                                                     14                     -                    14
     Swiss (Switzerland)                                            15                     -                    15
-------------------------------------------------------------------------------------------------------------------





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
PRESS OFFICES     Headquarters                   North America              Europe, Middle East and Africa

                  Rosana Dias                    Doug Oliver                Stephane Guilbaud          Catherine Fracchia
                  rosana.dias@embraer.com.br     doliver@embraer.com        sguilbaud@embraer.fr       cfracchia@embraer.fr
                  Cel:  (+55 12) 9724 4929       Tel:  (+1 954) 359 3414    Cel:  (+33 0) 67522 8519   Cel:  (+33 0) 67523 6903
                  Tel:  (+55 12) 3927 1311       Tel:  (+1 954) 232 9560    Tel:  (+33 0) 14938 4455   Tel:  (+33 0) 14938 4530
                  Fax:  (+55 12) 3927 2411       Fax:  (+1 954) 359 4755    Fax:  (+33 0) 14938 4456   Fax:  (+33 0) 14938 4456